Exhibit 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment, dated July 5, 2022 (the “Effective Date”) (this “Amendment”), to the Executive Employment Agreement, dated January 1, 2017, as amended April 24, 2020 (the “Agreement”), is entered into by and between SG BLOCKS, INC. (the “Company”) and Paul Galvin (the “Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1. Section 3(a) of the Agreement is hereby deleted and replaced with the following:

“As compensation for all services rendered by Executive to the Company or any of the Company’s subsidiaries or affiliates, the Company shall pay Executive an annual base salary of $500,000 (“Base Salary”), to be paid in installments in accordance with the Company’s normal payroll practices and subject to all required and/or authorized withholdings and deductions.”

2. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

4. This Amendment is made and shall be construed and performed under the laws of the remaining provisions will nevertheless continue to be valid and enforceable in the State of New York without regard to its choice or conflict of law principles.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SG BLOCKS, INC.

By:	/s/ William Rogers
Name:	William Rogers
Title:	Chief Operating Officer

/s/ Paul Galvin
Paul Galvin